                                                                    EXHIBIT 23.5


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 3 to the Registration Statement (Form F-3 File Nos. 333-52832, 333-52832-01 to -03) and related Prospectus of UBS AG for the registration of Debt Securities and Trust Preferred Securities and related guarantees of UBS AG and to the incorporation by reference therein of our report dated 5 March 2001, with respect to the consolidated financial statements of UBS AG included in its Annual Report on Form 20-F for the year ended 31 December 2000 filed with the Securities and Exchange Commission.


                                        Ernst & Young Ltd.



                         Peter Heckendorn            Kenneth Marshall
                         lic.oec.                    Certified Public Accountant
                         in charge of the audit      in charge of the audit



Basel, Switzerland
15 May 2001